Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

InteliStaf Holdings, Inc.

Six Months Ended June 30, 2007 and 2006

InteliStaf Holdings, Inc.

Consolidated Financial Statements (Unaudited)

Six Months Ended June 30, 2007 and 2006

Contents

Consolidated Balance Sheet (Unaudited)	1

Consolidated Statements of Operations (Unaudited)	2

Consolidated Statements of Cash Flows (Unaudited)	3

Notes to Consolidated Financial Statements (Unaudited)	4

InteliStaf Holdings, Inc.

Consolidated Balance Sheet (Unaudited)

June 30, 2007
(In Thousands, except for Share and Per Share Amounts)
Assets
Current assets:
Cash and cash equivalents	$46
Accounts receivable, net of allowance for doubtful accounts of $1,406	35,979
Prepaid expenses and other current assets	2,869

Total current assets	38,894

Property and equipment, net	3,465
Deferred financing costs, net of accumulated amortization of $1,482	435
Intangible assets, net of accumulated amortization of $630	1,470
Goodwill	60,766
Other assets	1,146

Total assets	$106,176

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,247
Accrued expenses	17,740

Total current liabilities	21,987

Long-term debt, less current maturities	35,475
Other long-term liabilities	3,265

Total liabilities	60,727

Minority interest	173

Stockholders’ equity:
Common stock:
Class A, $0.01 par value, 100,000 shares authorized;
53,530 shares issued	1
Class B, $0.01 par value, 100,000 shares authorized;
64,346 shares issued	–
Class C, nonvoting, $0.01 par value, 50,000 shares
authorized; 2,760 shares issued	–
Class D, nonvoting, $0.01 par value, 651 shares
authorized and issued	–
Class E, $0.01 par value, 10,000 shares authorized;
7,500 shares issued	–
Additional paid-in capital	85,936
Accumulated deficit	(39,760)
Treasury stock, at cost, 34,571 shares	(901)

Total stockholders’ equity	45,276

Total liabilities and stockholders’ equity	$106,176

See accompanying notes to consolidated financial statements.

InteliStaf Holdings, Inc.

Consolidated Statements of Operations (Unaudited)

	Six Months Ended
	June 30,	June 30,
	2007	2006
	(In Thousands)

Revenues	$137,196	$130,861
Cost of services	108,030	102,933

Gross profit	29,166	27,928

Selling, general, and administrative expenses:
Salaries and employee benefits	18,528	17,877
Other administrative	7,609	9,163
Depreciation and amortization expense	949	1,477

Income (loss) from operations	2,080	(589)

Minority interest in income of subsidiary	128	118
Interest expense	2,713	2,430

Loss before provision for income taxes	(761)	(3,137)
Provision for income taxes	573	–

Net loss	$(1,334)	$(3,137)

See accompanying notes to consolidated financial statements.

InteliStaf Holdings, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended
	June 30,	June 30,
	2007	2006
	(In Thousands)
Operating activities
Net loss	$(1,334)	$(3,137)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	949	1,477
Amortization of deferred financing costs	551	358
Stock based compensation expense	11	38
Reversal of losses for bad debts	(248)	(162)
Minority interest in income of subsidiary	128	118
Changes in operating assets and liabilities:
Accounts receivable	76	4,732
Prepaid expenses and other current assets	(544)	(775)
Other assets, net	322	1,013
Accounts payable	866	(918)
Accrued expenses and other liabilities	(2,546)	(920)

Net cash provided by (used in) operating activities	(1,769)	1,824

Investing activities
Purchases of property and equipment	(462)	(257)

Net cash used in investing activities	(462)	(257)

Financing activities
Proceeds from (payments of) long-term borrowings	2,427	(5,218)
Proceeds from issuance of common stock	10	3,750
Payments of deferred financing costs	(88)	–
Dividends paid to holders of minority interest in subsidiary	(90)	(81)

Net cash provided by (used in) financing activities	2,259	(1,549)

Increase in cash and cash equivalents	28	18
Cash and cash equivalents, beginning of period	18	22

Cash and cash equivalents, end of period	$46	$40

Supplemental disclosures of cash flow information
Cash paid for interest	$2,354	$2,945

Cash paid for income taxes	$–	$–

See accompanying notes to consolidated financial statements.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Six Months Ended June 30, 2007 and June 30, 2006

1. Organization and Operations

InteliStaf Holdings, Inc. (Holdings) and one of its wholly owned subsidiaries, InteliStaf Group, Inc. (Group) (collectively, the Company), were formed on October 27, 2000 (Inception), and acquired certain subsidiaries and businesses of Gentiva Health Services (Flying Nurses Corporation and Health Services Staffing, Inc., and certain other operations, collectively referred to as Gentiva) and InteliStaf Benefits, Inc., Arjay Services, Inc., and InteliStaf, Inc. (collectively referred to as InteliStaf). In 2004, the Company acquired StarMed Health Personnel, Inc. and StarMed Management, Inc. (StarMed).

The Company’s operations and markets are conducted in, and consist of, approximately 70 locations throughout the United States. The Company employs qualified medical professionals who provide on-site medical services to the Company’s clients, including contract and per diem nursing services, therapists and other allied health service professionals.

The unaudited interim consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). The information reflects all normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the financial position, results of operations and cash flows of the Company as of the date and for the periods presented.

Certain information in footnote disclosures normally included in the financial statements presented in accordance with GAAP has been condensed or omitted in accordance with the rules and regulations of the SEC. The results reported herein are not necessarily indicative of results to be expected. These statements should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2006, 2005 and 2004 included elsewhere in this Form 8-K/A filing of Medical Staffing Network Holdings, Inc.

On July 2, 2007, the Company was acquired by Medical Staffing Network Holdings, Inc. (MSN) for approximately $92.0 million in cash (see note 6 for additional information).

2. Related-Party Transactions

Affiliated Entities

Two members of the Board of Directors have ownership interests in a healthcare entity, Care IV, which receives administrative services from the Company. The Company charges monthly fees for various payroll and accounting functions provided to the affiliated entity, which amounted to $39,000 and $61,000 for the six months ended June 30, 2007 and 2006, respectively.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) – continued

Additionally, the Company has made other expense payments on behalf of this entity, which are reimbursable. As of June 30, 2007, the Company was owed approximately $5,000 from this entity.

The Company accrues for management fees payable to its largest shareholder. Management fees under the agreement are $150,000 for the six months ended June 30, 2007 and 2006. The Company did not pay management fees during in 2007 and 2006 due to restrictions included in its credit facilities. The amount of management fees accrued as of June 30, 2007 was $525,000 and is classified as a long-term obligation.

Leases

In connection with the Company’s acquisition of InteliStaf, the Company assumed an office lease agreement with Arjay Properties. There are two members of the Board of Directors who have ownership interests in Arjay Properties. The lease term is ten years and requires monthly lease payments of approximately $11,000 through September 2010. Included in other administrative expenses is approximately $73,000 and $71,000 of lease expense for the six months ended June 30, 2007 and 2006, respectively.

3. Long-Term Debt

In February 2005, the Company entered into a $50.0 million revolving asset based credit facility under which the Company can borrow up to 85% of its eligible trade accounts receivable. This debt is non-amortizing and bears interest at LIBOR plus 250 basis points and matures in April 2008. As of June 30, 2007 and June 30, 2006, the Company borrowed approximately $10.5 million and $5.9 million under the facility, respectively. The Company also entered into a $15.0 million second lien credit facility in February 2005 and subsequently elected to terminate the unused commitment of $2.0 million in August 2005. For each Six Months Ended June 30, 2007 and June 30, 2006, the Company owed $13.0 million under the second lien credit facility. This debt is non-amortizing and bears interest at LIBOR plus 800 basis points and matures in July 2008. All of the Company’s assets were pledged as collateral under the debt agreements. These credit facilities contain covenants related to maintenance of certain financial ratios, including a fixed charge ratio a total leverage ratio and minimum EBITDA requirements. The credit facilities also place certain limitations on the amount of annual capital expenditures.

The Company is also obligated under a Senior Subordinated Loan Agreement (the Subordinated Loan Agreement) of $12.0 million. The Subordinated Loan Agreement requires compliance with certain financial ratios, including fixed charge ratios, total leverage ratios, senior leverage ratios and total interest coverage ratios, as well as other operational covenants.

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) – continued

In 2005, the Company was not in compliance with the fixed charge ratio, the total leverage ratio, and the minimum EBITDA requirements in the current revolving asset based credit facility, the second lien credit facility, and the Subordinated Loan Agreement. On March 3, 2006, all of the Company’s lenders amended the existing credit agreements by waiving the 2005 covenant violations and amended the covenants. Under the amended credit agreements with its lenders, the Company was required to comply with an EBITDA covenant which was measured monthly. Under the amended credit agreement related to the revolving asset based credit facility, which has the most stringent EBITDA covenant, the Company was required to accumulate up to $6 million in EBITDA for the year ending December 31, 2006. The Company’s aggregate available borrowings under the Credit Agreement were reduced from $50 million to $35 million.

Concurrent with the ratification of the amendment of the existing agreements, one of the Company’s shareholders entered into an agreement with the revolving asset based credit facility lender under which the shareholder has guaranteed the repayment of up to $3.0 million, as defined, of the Company’s borrowings. The guaranty will terminate effective January 1, 2008.

On March 3, 2006, the Company also received a capital contribution of $3.75 million from several shareholders in exchange for the issuance of 7,500 shares of Series E common stock. The proceeds of the capital contribution were used to pay for costs associated with the establishment of the aforementioned agreements, as well as for the payment of interest in arrears to the subordinated debt holders. The remainder was used for working capital purposes. In 2006, the Company has been in compliance with the amended covenants and all other covenants. Accordingly, amounts payable under the agreements are classified based on the repayment terms stated in the agreements.

On February 13, 2007, the Company’s lenders amended the existing credit agreements by modifying the existing EBITDA covenant, lowering the available borrowings on the revolving asset based credit facility and accelerating the maturity date of the revolving asset based credit facility. Under the amended credit agreement related to the revolving asset based credit facility, which has the most stringent EBITDA covenant, the Company must accumulate up to $8.2 million for the year ending December 31, 2007 and $2.1 million for the quarter ended September 30, 2007. The Company’s aggregate available borrowings under the credit agreement were reduced from $35 million to $25 million. The maturity date on the credit agreement was accelerated to January 15, 2008.

On July 2, 2007, the Company’s credit facility was repaid and extinguished (see note 6 for additional information).

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) – continued

4. Income Taxes

At June 30, 2007, the Company had gross deferred tax assets in excess of deferred tax liabilities. The Company has determined that it is more likely than not that the deferred tax assets will not be fully realized in the near term (deferred tax liabilities not expected to reverse in the net operating loss carryforward period were not considered in reviewing the possible realization of the other temporary differences). Accordingly, the Company has a full valuation allowance for the net current and long-term deferred tax assets. The provision for income taxes for the six months ended June 30, 2007, represents the deferred tax provision related to tax deductible goodwill. No similar provision was recorded in the prior year as the tax basis of the tax deductible goodwill exceeded the book basis due to impairment writedowns recognized in 2005. No other income tax provision was recorded as the Company has net operating loss carryforwards sufficient to offset any current taxable income.

The Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN No. 48) on January 1, 2007. Previously, the Company had accounted for tax contingencies in accordance with Statement of Financial Accounting Standards (SFAS) No. 5, Accounting for Contingencies. As required by FIN No. 48, which clarifies SFAS No. 109, Accounting for Income Taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the condensed consolidated financial statements is the largest benefit that has greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant authority. At the adoption date, the Company applied FIN No. 48 to all tax positions for which the statute of limitations remained open. Upon implementing FIN No. 48, the Company did not recognize any additional liabilities for unrecognized tax benefits. Accordingly, the adoption of FIN No. 48 had no impact on the condensed consolidated financial statements.

5. Comprehensive Income (Loss)

SFAS No. 130, Comprehensive Income, requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. The items of other comprehensive income (loss) that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, unrealized gains and losses on certain investments in debt and equity securities and the effective portion of certain derivative instruments. As the Company’s results of operations were the sole component of comprehensive income (loss) for

InteliStaf Holdings, Inc.

Notes to Consolidated Financial Statements (Unaudited) – continued

the six months ended June 30, 2007 and 2006, comprehensive income (loss) is the same as net income (loss) for all periods presented.

6. Subsequent Events

On July 2, 2007, all of the interests of the Company were acquired by MSN for approximately $92.0 million in cash, of which approximately $6.1 million will be held in escrow. The proceeds of the acquisition repaid all monies owed under the credit facility and the remainder was paid to the Company’s stockholders. The results of future operations will be included in MSN’s consolidated statement of operations beginning July 2, 2007, the date when MSN assumed control of the Company.

Total proceeds received from MSN on July 2, 2007, was $94.0 million, comprised of the $92.0 million purchase price and a $2.0 million estimated working capital adjustment. The $94.0 million was used by IS for the redemption of all outstanding common stock, to repay all monies owed under the credit facility, to pay amounts to be held in escrow, to pay bonus and severance related expenses, and the payment of accrued fees (sales broker, management, legal, auditing and board fees) as follows (in thousands):

Proceeds:
Cash received from MSN	$93,996

Uses:
Redemption of all outstanding common stock	$46,219
Repayment of all monies owed under credit facility	33,801
Payment of amounts to be held in escrow	6,100
Payment of bonuses and severance related expenses	4,323
Payment of accrued fees	3,553

Cash used	$93,996

The accompanying consolidated financial statements do not include any adjustments that will be made to the historical carrying values of the Company’s assets and liabilities, or to recognize intangible assets and/or goodwill in the application of purchase accounting by MSN.